UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
September 10, 2009
Date of Report (Date of earliest event reported)
CNB CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	033-00737 (Commission file number)	38-2662386 (I.R.S. Employer Identification No.)
303 North Main Street, Cheboygan MI 49721
(Address of principal executive offices, including Zip Code)
(231) 627-7111
(Registrant’s telephone number, including area code)
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
Susan A. Eno, President and Chief Executive Officer of CNB Corporation announces that at its September 10, 2009 meeting the Board of Directors of CNB Corporation voted that no dividend will be paid for the second quarter of 2009.
As in the first two quarters the combined impact of the 2008 year end net loss from the write down of investment securities as previously communicated to shareholders, along with the impact of the provision for loan losses and the FDIC's special premium assessment during 2009 were all factors contributing to this decision. Although, there are some positive economic indicators nationally, predictions are that Michigan will trail behind the national recovery likely resulting in continued pressure on the loan portfolio.
CNB Corporation and Citizens National Bank continue to be focused on preserving and building capital. One component of accomplishing this goal is suspending dividends until there are signs of improvement in the capital and credit markets.
The CNB Corporation Board of Directors reassesses the dividend each quarter based on earnings performance and the economic outlook.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation (Registrant)
/s/ Susan A. Eno
Susan A. Eno
President and Chief Executive Officer

Dated: September 14, 2009